                                                                     Exhibit 4.1





================================================================================

                            CARLISLE PLASTICS, INC.,

                                     Issuer


                                POLY-TECH, INC.,

                                   Guarantor

                         10-1/4% Senior Notes Due 1997



                              ____________________


                                   INDENTURE


                         Dated as of November 10, 1994


                              ____________________




                    United States Trust Company of New York,

                                    Trustee

================================================================================

                               TABLE OF CONTENTS(1)


                                                                       Page



ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Definitions and Incorporation by Reference . . . . . . . . .   1
                 SECTION 1.01.    Definitions . . . . . . . . . . . .   1
                 SECTION 1.02.    Other Definitions . . . . . . . . .  14
                 SECTION 1.03.    Incorporation by Reference of Trust
                                  Indenture Act . . . . . . . . . . .  14
                 SECTION 1.04.    Rules of Construction . . . . . . .  15

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         The Securities . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 2.01.    Form and Dating . . . . . . . . . .  15
                 SECTION 2.02.    Execution and Authentication  . . .  15
                 SECTION 2.03.    Registrar and Paying Agent  . . . .  16
                 SECTION 2.04.    Paying Agent To Hold Money in
                                  Trust . . . . . . . . . . . . . . .  16
                 SECTION 2.05.    Securityholder Lists  . . . . . . .  17
                 SECTION 2.06.    Transfer and Exchange . . . . . . .  17
                 SECTION 2.07.    Replacement Securities  . . . . . .  18
                 SECTION 2.08.    Outstanding Securities  . . . . . .  18
                 SECTION 2.09.    Temporary Securities  . . . . . . .  19
                 SECTION 2.10.    Cancellation  . . . . . . . . . . .  19
                 SECTION 2.11.    Defaulted Interest  . . . . . . . .  19

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Redemption . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 3.01.    Notices to Trustee  . . . . . . . .  19
                 SECTION 3.02.    Selection of Securities To Be
                                  Redeemed  . . . . . . . . . . . . .  20
                 SECTION 3.03.    Notice of Redemption  . . . . . . .  20
                 SECTION 3.04.    Effect of Notice of Redemption  . .  21
                 SECTION 3.05.    Deposit of Redemption Price . . . .  21
                 SECTION 3.06.    Securities Redeemed in Part . . . .  21

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 4.01.    Payment of Securities . . . . . . .  21
                 SECTION 4.02.    SEC Reports . . . . . . . . . . . .  22
                 SECTION 4.03.    Limitation on Secured Debt  . . . .  22
                 SECTION 4.04.    Limitation on Sale and Leaseback
                                  Transactions  . . . . . . . . . . .  23
                 SECTION 4.05.    Limitation on Debt  . . . . . . . .  24
                 SECTION 4.06.    Limitation on Restricted Payments .  26
                 SECTION 4.07.    Limitation on Subsidiary Debt and
                                  Preferred Stock . . . . . . . . . .  29



____________________
               (1)This Table of Contents is not part of the Indenture

                 SECTION 4.08.    Limitation on Restrictions on
                                  Distributions from Subsidiaries . .  31
                 SECTION 4.09.    Limitation on Sales of Assets and
                                  Subsidiary Stock  . . . . . . . . .  32
                 SECTION 4.10.    Limitation on Transactions with
                                  Affiliates  . . . . . . . . . . . .  35
                 SECTION 4.11.    Guarantees  . . . . . . . . . . . .  36
                 SECTION 4.12.    Change of Control and Fundamental
                                  Change  . . . . . . . . . . . . . .  36
                 SECTION 4.13.    Compliance Certificate  . . . . . .  38
                 SECTION 4.14.    Further Instruments and Acts  . . .  38

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Successor Company  . . . . . . . . . . . . . . . . . . . . .  38
                 SECTION 5.01.    When the Company May Merge or
                                  Transfer Assets.  . . . . . . . . .  38

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Defaults and Remedies  . . . . . . . . . . . . . . . . . . .  39
                 SECTION 6.01.    Events of Default . . . . . . . . .  39
                 SECTION 6.02.    Acceleration  . . . . . . . . . . .  41
                 SECTION 6.03.    Other Remedies  . . . . . . . . . .  41
                 SECTION 6.04.    Waiver of Past Defaults . . . . . .  42
                 SECTION 6.05.    Control by Majority . . . . . . . .  42
                 SECTION 6.06.    Limitation on Suits . . . . . . . .  42
                 SECTION 6.07.    Rights of Holders To Receive
                                  Payment . . . . . . . . . . . . . .  43
                 SECTION 6.08.    Collection Suit by Trustee  . . . .  43
                 SECTION 6.09.    Trustee May File Proofs of Claim  .  43
                 SECTION 6.10.    Priorities  . . . . . . . . . . . .  43
                 SECTION 6.11.    Undertaking for Costs . . . . . . .  44
                 SECTION 6.12.    Waiver of Stay or Extension Laws  .  44

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 7.01.    Duties of Trustee . . . . . . . . .  44
                 SECTION 7.02.    Rights of Trustee . . . . . . . . .  45
                 SECTION 7.03.    Individual Rights of Trustee  . . .  46
                 SECTION 7.04.    Trustee's Disclaimer  . . . . . . .  46
                 SECTION 7.05.    Notice of Defaults  . . . . . . . .  46
                 SECTION 7.06.    Reports by Trustee to Holders . . .  47
                 SECTION 7.07.    Compensation and Indemnity  . . . .  47
                 SECTION 7.08.    Replacement of Trustee  . . . . . .  47
                 SECTION 7.09.    Successor Trustee by Merger . . . .  48
                 SECTION 7.10.    Eligibility; Disqualification . . .  49
                 SECTION 7.11.    Preferential Collection of Claims
                                  Against Company . . . . . . . . . .  49

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Discharge of Indenture; Defeasance . . . . . . . . . . . . .  49
                 SECTION 8.01.    Discharge of Liability on
                                  Securities  . . . . . . . . . . . .  49
                 SECTION 8.02.    Conditions to Defeasance  . . . . .  50
                 SECTION 8.03.    Application of Trust Money  . . . .  51


                 SECTION 8.04.    Repayment to Company  . . . . . . .  52
                 SECTION 8.05.    Indemnity for Government
                                  Obligations . . . . . . . . . . . .  52
                 SECTION 8.06.    Reinstatement . . . . . . . . . . .  52

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 SECTION 9.01.    Without Consent of Holders  . . . .  52
                 SECTION 9.02.    With Consent of Holders . . . . . .  53
                 SECTION 9.03.    Compliance with Trust Indenture
                                  Act . . . . . . . . . . . . . . . .  54
                 SECTION 9.04.    Revocation and Effect of Consents
                                  and Waivers . . . . . . . . . . . .  54
                 SECTION 9.05.    Notation on or Exchange of
                                  Securities  . . . . . . . . . . . .  54
                 SECTION 9.06.    Trustee To Sign Amendments  . . . .  55
                 SECTION 9.07.    Payment for Consent . . . . . . . .  55

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .  55
                 SECTION 10.01.   Trust Indenture Act Controls  . . .  55
                 SECTION 10.02.   Notices . . . . . . . . . . . . . .  55
                 SECTION 10.03.   Communication by Holders with Other
                                  Holders . . . . . . . . . . . . . .  56
                 SECTION 10.04.   Certificate and Opinion as to
                                  Conditions Precedent  . . . . . . .  56
                 SECTION 10.05.   Statements Required in Certificate
                                  or Opinion  . . . . . . . . . . . .  56
                 SECTION 10.06.   When Treasury Securities
                                  Disregarded . . . . . . . . . . . .  57
                 SECTION 10.07.   Rules by Trustee, Paying Agent and
                                  Registrar . . . . . . . . . . . . .  57
                 SECTION 10.08.   Legal Holidays  . . . . . . . . . .  57
                 SECTION 10.09.   Governing Law . . . . . . . . . . .  57
                 SECTION 10.10.   No Recourse Against Others  . . . .  57
                 SECTION 10.11.   Successors  . . . . . . . . . . . .  58
                 SECTION 10.12.   Multiple Originals  . . . . . . . .  58
                 SECTION 10.13.   Table of Contents; Headings . . . .  58

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 SECTION 11.01.   Guarantee . . . . . . . . . . . . .  58
                 SECTION 11.02.   Release Following Sale of Assets  .  60
                 SECTION 11.03.   Successors and Assigns  . . . . . .  60
                 SECTION 11.04.   No Waiver, etc. . . . . . . . . . .  61
                 SECTION 11.05.   Modification, etc.  . . . . . . . .  61
                 SECTION 11.06.   Contribution  . . . . . . . . . . .  61

EXHIBIT A - Form of Security  . . . . . . . . . . . . . . . . . . . .  63

EXHIBIT B - Form of Management Fee Subordination Agreement  . . . . .  72

                             CROSS-REFERENCE TABLE(2)

 TIA                                                                 Indenture
Section                                                                Section
- -------                                                                -------
310(a)(1)         . . . . . . . . . . . . . . . . . . . . .               7.10
   (a)(2)         . . . . . . . . . . . . . . . . . . . . .               7.10
   (a)(3)         . . . . . . . . . . . . . . . . . . . . .               N.A.
   (a)(4)         . . . . . . . . . . . . . . . . . . . . .               N.A.
   (b)            . . . . . . . . . . . . . . . . . . . . .         7.08; 7.10
   (c)            . . . . . . . . . . . . . . . . . . . . .               N.A.
311(a)            . . . . . . . . . . . . . . . . . . . . .               7.11
   (b)            . . . . . . . . . . . . . . . . . . . . .               7.11
   (c)            . . . . . . . . . . . . . . . . . . . . .               N.A.
312(a)            . . . . . . . . . . . . . . . . . . . . .               2.05
   (b)            . . . . . . . . . . . . . . . . . . . . .              10.03
   (c)            . . . . . . . . . . . . . . . . . . . . .              10.03
313(a)            . . . . . . . . . . . . . . . . . . . . .               7.06
   (b)(1)         . . . . . . . . . . . . . . . . . . . . .               N.A.
   (b)(2)         . . . . . . . . . . . . . . . . . . . . .               7.06
   (c)            . . . . . . . . . . . . . . . . . . . . .              10.02
   (d)            . . . . . . . . . . . . . . . . . . . . .               7.06
314(a)            . . . . . . . . . . . . . . . . . . . . .        4.02; 10.02
   (b)            . . . . . . . . . . . . . . . . . . . . .               N.A.
   (c)(1)         . . . . . . . . . . . . . . . . . . . . .              10.04
   (c)(2)         . . . . . . . . . . . . . . . . . . . . .              10.04
   (c)(3)         . . . . . . . . . . . . . . . . . . . . .               N.A.
   (d)            . . . . . . . . . . . . . . . . . . . . .               N.A.
   (e)            . . . . . . . . . . . . . . . . . . . . .              10.05
   (f)            . . . . . . . . . . . . . . . . . . . . .               4.13
315(a)            . . . . . . . . . . . . . . . . . . . . .               7.01
   (b)            . . . . . . . . . . . . . . . . . . . . .        7.05; 10.02
   (c)            . . . . . . . . . . . . . . . . . . . . .               7.01
   (d)            . . . . . . . . . . . . . . . . . . . . .               7.01
   (e)            . . . . . . . . . . . . . . . . . . . . .               6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . .              10.06
(a)(1)(A)         . . . . . . . . . . . . . . . . . . . . .               6.05
(a)(1)(B)         . . . . . . . . . . . . . . . . . . . . .               6.04
(a)(2)            . . . . . . . . . . . . . . . . . . . . .               N.A.
   (b)            . . . . . . . . . . . . . . . . . . . . .               6.07
317(a)(1)         . . . . . . . . . . . . . . . . . . . . .               6.08
   (a)(2)         . . . . . . . . . . . . . . . . . . . . .               6.09
   (b)            . . . . . . . . . . . . . . . . . . . . .               2.04
318(a)            . . . . . . . . . . . . . . . . . . . . .              10.01

                 N.A. means Not Applicable.





____________________

               (2)This Cross-Reference Table is not part of the Indenture.

                                  INDENTURE dated as of November 10, 1994,
                          among CARLISLE PLASTICS, INC., a Delaware corporation (the "Company"), POLY-TECH, INC., a Minnesota corporation ("Poly-Tech"), as a Guarantor, and United States Trust Company of New York, a New York banking corporation (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10-1/4% Senior Notes Due 1997 (the "Securities"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person, or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above or (iii) any corporation or other organization of which persons described in (i) or (ii) above collectively own more than 10% of the equity. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary or a Guarantor, (ii) a disposition of property or assets that is at fair market value and in the ordinary course of business and (iii) a disposition of obsolete assets in the ordinary course of business), including any disposition by means of a merger, consolidation or similar transaction.

         "Attributable Debt" in respect of a sale and leaseback arrangement means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

         "Attributed Income Tax Liabilities" means liabilities (including estimated liabilities to the extent amounts are required to be paid on an estimated basis) for Federal income taxes and for all state and local income taxes that are imposed on shareholders of the Company with respect to the earnings of the Company under the provisions of Subchapter S or analogous state and local income tax laws.

         "Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day that is not a Legal Holiday.

         "Capital Lease Obligations" of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

         "Cash Equivalent" means (a) a direct obligation of the United States of America maturing within 90 days of the date of acquisition thereof, (b) a certificate of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 or (c) commercial paper given the highest rating by two nationally recognized statistical rating organizations (as defined in Rule 436 under the Securities Act of 1933) and maturing not more than 90 days from the date of acquisition thereof.

         "Change of Control" means the occurrence of one or more of the following events: (A) a person (other than William H. Binnie) or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Stock of the Company representing 50% or more of the combined voting power of the outstanding Voting Stock of the Company;
(B) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Voting Stock would be converted into cash, securities or other property, other than a merger of the Company in which (i) the holders of the Company's Voting Stock immediately prior to the merger have the same proportionate share of voting power with respect to the Voting Stock of the surviving corporation immediately after the merger or (ii) William H. Binnie owns more than 50% of the voting power of the Voting Stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, other than a sale or other transfer in which (i) the holders of the Company's Voting Stock immediately prior to such sale or transfer have the same proportionate share of voting power with respect to the Voting Stock of the transferee corporation immediately after such sale or other transfer or (ii) William H. Binnie owns more than 50% of the voting power of the Voting Stock of the transferee corporation immediately after such sale or other transfer; (C) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, other than a liquidation or dissolution in which
(i) the holders of the Company's Voting Stock immediately prior to such liquidation or dissolution have the same proportionate share of voting power with respect to the Voting Stock of the corporation which will hold all or substantially all of the assets of the Company immediately after such liquidation or dissolution or (ii) William H. Binnie owns more than 50% of the voting power of the Voting Stock of the corporation that will hold all or substantially all of the assets of the Company immediately after such liquidation or dissolution; or (D) individuals who at the date of this Indenture constitute the Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means all classes of common stock of the Company.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, includes the successor and for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated Adjusted EBITDA Coverage Ratio" with respect to any period means the ratio of (i)(a) the aggregate amount of Consolidated Net Income before Consolidated Interest Expense, income taxes, depreciation expense and amortization expense (but without giving effect to any extraordinary gain or loss) less (b) Consolidated Capital Expenditures to (ii) the aggregate amount of Consolidated Interest Expense for such period.

         "Consolidated Capital Expenditures" for any period means the sum of all amounts that would, in accordance with generally accepted accounting principles, be included as capital expenditures on plant, property and equipment for such period on a statement of changes in financial position of the Company and its consolidated subsidiaries.

         "Consolidated EBITDA Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Consolidated Net Income before Consolidated Interest Expense, income taxes, depreciation expense and amortization expense (but without giving any effect to any extraordinary gain or loss) and the management fees payable to Carlisle Capital Corporation and Affiliates thereof to (ii) the aggregate amount of Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated subsidiaries, including
(i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a Wholly owned Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income

                 (i) any net income of any person if such person is not a Subsidiary, except that (A) the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income,

                (ii) any net income of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

               (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income, and

                (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of any person.

         "Consolidated Net Tangible Assets" means the total assets shown on the balance sheet of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made less (i) all current liabilities and (ii) goodwill and other intangibles.

         "Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

         "Consolidated Tangible Assets" means (i) the total assets shown on the balance sheet of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made less (ii) goodwill and other intangibles.

         "Credit Agreement" means one or more revolving credit agreements entered into after the date of this Indenture pursuant to which the Company or any Subsidiary finances working capital borrowings, as any such agreement or agreements may be amended, refinanced or replaced from time to time.

         "Debt" of any person means, without duplication.

                 (i)      the principal of and premium (if any) in respect of
         (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar interests for the payment of which such person is responsible or liable;

                (ii)      all Capital Lease Obligations of such person;

               (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                (iv) all obligations of such person issued or contracted for as payment in consideration of the purchase by such person of the stock or substantially all of the assets of other persons or a merger or consolidation to which such person was a party;

                 (v) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii), (iii) and (iv) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                (vi)      all obligations of the type referred to in clauses
         (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and

               (vii)      all obligations of the type referred to in clauses
         (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Eligible Inventory" will mean inventory which qualifies as "Eligible Inventory" as such term may be defined in an applicable Credit Agreement and which serves as the borrowing base for working capital loans.

         "Eligible Receivables" will mean receivables which qualify as "Eligible Receivables" such term may be defined in an applicable Credit Agreement and which serves as the borrowing base for working capital loans.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock or Redeemable Stock).

         "Fundamental Change" means the occurrence of either or both of the following events: (i) the direct or indirect acquisition by the Company or any of its Subsidiaries of a corporation, partnership, joint venture interest, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all the assets of any such entity, subdivision or business) engaged primarily in a business not directly related to the design, development, manufacture or sale of plastic products (each an "Unrelated Entity") if the consolidated total assets attributable to all Unrelated Entities acquired (and still held) by the Company and its Subsidiaries exceeds 25% of the consolidated total assets of the Company after such acquisition (determined in accordance with generally accepted accounting principles) or
(ii) any Asset Disposition occurring after an acquisition of an Unrelated Entity if the consolidated total assets attributable to all Unrelated Entities acquired (and still held) by the Company and its Subsidiaries exceeds 25% of the consolidated total assets of the Company after such Asset Disposition (determined in accordance with generally accepted accounting principles).

         "Guarantee" means each guarantee given by Poly-Tech as a Guarantor pursuant to Article 11 or by any Subsidiary which becomes a Guarantor subsequent to the date of this Indenture pursuant to a Guarantee Agreement.

         "Guarantee Agreement" means any supplemental indenture executed by a Subsidiary, pursuant to which such Subsidiary guarantees payment of the Securities and the performance of the Company's other obligations hereunder on the terms and conditions set forth in Article 11.

         "Guarantor" means Poly-Tech and each other Subsidiary (if any) that delivers to the Trustee an indenture supplemental hereto, in form satisfactory to the Trustee, pursuant to which such Subsidiary unconditionally guarantees the Securities on the terms and conditions set forth in Article 11.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

         "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Secured Debt, Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which the issuer thereof becomes a Subsidiary shall be deemed for the purposes of Section 4.03 (in the case of Secured Debt) and Section 4.07 (in the case of Debt or Preferred Stock) to be issued by such Subsidiary at the time it becomes a Subsidiary, except that this proviso shall not apply to Secured Debt, Debt or Preferred Stock to the extent issued to provide funds to pay transaction fees, expenses, and other similar miscellaneous costs resulting from, or incurred in connection with, the acquisition of such issuer.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets

(including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Non-Recourse Debt" means Debt or that portion of Debt (a) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary)
(i) provide credit support (including any undertaking, agreement or instrument that would cause such Debt or portion of Debt to be considered Debt of the Company or a Subsidiary (other than a Non-Recourse Subsidiary)) or (ii) is directly or indirectly liable and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt issued after the date of this Indenture of the Company or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Non-Recourse Subsidiary" means a Subsidiary that (i) has not acquired any assets (other than cash acquired while such Subsidiary is a Non-Recourse Subsidiary and materials, supplies and equipment purchased in the ordinary course of business) from the Company or any Subsidiary and (ii) has no Debt other than Non-Recourse Debt.

         "Officer" of a corporation means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of such corporation.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Investments" shall mean (a) investments in direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (b) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000, and (c) investments in commercial paper given the highest rating by two nationally recognized statistical rating organizations (as defined in Rule 436 under the Securities Act) and maturing not more than 90 days from the date of acquisition thereof.

         "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a security means the principal of the security plus the premium, if any, payable on the security.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the maturity of the Securities.

         "Scheduled Principal Amount", when used with respect to any Debt or Preferred Stock, means the sum of (i) the principal amount of such Debt or liquidation value of such Preferred Stock plus (ii) amounts paid as voluntary repayments of such Debt or voluntary redemptions of such Preferred Stock; provided, however, that (A) any mandatory repayment or redemption made pursuant to any provision of such Debt or Preferred Stock requiring mandatory repayments or redemptions based upon the Company's or a Subsidiary's excess cash flow or favorable financial performance (except to the extent that excess cash flow or favorable financial performance is attributable to the net proceeds of Asset Dispositions) shall be deemed to be voluntary repayments, (B) any payment made pursuant to a provision of a revolving credit agreement requiring a reduction in the amount outstanding thereunder for a specified period of time in each year that is not related to a reduction in the commitment of the lenders thereunder shall be deemed to be a voluntary repayment and (C) to the extent any voluntary repayment or redemption discharges or satisfies a succeeding mandatory repayment or redemption, such voluntary repayment or redemption shall be deemed to be a mandatory repayment or redemption only at the time and to the extent such succeeding mandatory repayment or redemption would otherwise have been required to have been made.

         "Registration Rights Agreement" shall mean the Exchange and Registration Rights Agreement, dated November 10, 1994, among the Company, Poly-Tech and Prudential Securities Incorporated.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means any Debt of the Company or a subsidiary secured by a Lien on any property or assets of the Company or any Subsidiary.

         "Securities" means the securities issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Notes Due 1997" means the Company's outstanding 10 1/4% Senior Notes Due 1997.

         "Senior Note Indenture" means the Indenture dated as of June 1, 1992, between the Company and United States Trust Company of New York, as such Indenture has been supplemented to the date of this Indenture.

         "Significant Subsidiary" means (i) any domestic Subsidiary of the Company (other than a Non-Recourse Subsidiary) which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 3% of the Company's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 3% of the Company's total revenues on a consolidated basis for such period or (ii) any foreign Subsidiary of the Company (other than a Non-Recourse Subsidiary) which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period. If two or more Subsidiaries (other than Non-Recourse Subsidiaries) which are not at the respective times of determination relevant to each thereof Significant Subsidiaries within the meaning of clause (i) or (ii) above (a) take or suffer action of the type described in clauses (7) or (8) of Section 6.01 or, in the aggregate, take or suffer action of the type described in clauses (6) or (9) of
Section 6.01 and (b) have at such time of determination total assets or revenues as described above which represent percentages which when added together equal either 10% or more of the Company's total assets on a consolidated basis or of the Company's total revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income as described above, the Subsidiary which last takes or suffers the type of action described in clauses (7) or (8) of Section 6.01 shall be deemed a Significant Subsidiary and the Subsidiary taking or suffering action of the type described in clauses (6) or (9) of Section 6.01 to the greatest extent shall be deemed a Significant Subsidiary.

         "Special Non-Recourse Subsidiary" means a NonRecourse Subsidiary that
(i) is not a successor (whether by merger, consolidation, transfer or otherwise) to any person other than another Special Non-Recourse Subsidiary,
(ii) was not a Subsidiary prior to its becoming a Special Non-Recourse Subsidiary, and (iii) does not directly or indirectly own any Capital Stock or other interest (including partnership interests) in any Subsidiaries other than Special Non-Recourse Subsidiaries.

         "Stated Maturity", when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter incurred) that is subordinate or junior in right of payment to the Securities.

         "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

         "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of the Company prepared in accordance with generally accepted accounting principles, excluding (i) all such tangible property located outside the United States of America, (ii) all rights, contracts and other intangible assets of any nature whatsoever and (iii) all inventories and other current assets.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect in New York from time to time.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Variable Note Due 1997 Indenture" means the Indenture dated as of March 23, 1990, between the Company and Bank of Montreal Trust Company pursuant to which the Variable Notes Due 1997 were issued.

         "Variable Notes Due 1997" means the Company's outstanding Senior Variable Rate Notes Due 1997.

         "Voting Stock" means, with respect to a corporation, all classes of capital stock then outstanding of such corporation normally (and apart from rights accruing under special circumstances) entitled to vote in elections of directors.

         "Wholly Owned Subsidiary" means a Subsidiary that is a corporation (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying Shares) is owned by the Company or another Wholly Owned subsidiary.

         SECTION 1.02.  Other Definitions.

                                                                                         Defined in
                                           Term                                           Section
                                           ------------------------------------------------------
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . . .                 6.01
         "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6.01
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . .                 6.01
         "Exchange Securities"  . . . . . . . . . . . . . . . . . . . . . .                 2.06
         "Guarantor Net Worth"  . . . . . . . . . . . . . . . . . . . . . .                11.06
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . . .                10.08
         "Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . .                11.01
         "Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4.09(b)
         "Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . . . .              4.09(c)
         "Offer Period" . . . . . . . . . . . . . . . . . . . . . . . . . .              4.09(c)
         "Parent Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .              4.08(b)
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . .                 2.03
         "Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . .                11.06
         "Purchase Date"  . . . . . . . . . . . . . . . . . . . . . . . . .              4.09(c)
         "Register" . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2.03
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2.03
         "Restricted Payment" . . . . . . . . . . . . . . . . . . . . . . .                 4.06


         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the TIA provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, the Guarantor and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including, without limitation; and

                 (5) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                                 The Securities


         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.


         SECTION 2.02. Execution and Authentication. Two officers of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee or an authenticating agent shall authenticate and deliver Securities for original issue in an aggregate principal amount of $15,000,000, upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.


         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where Securities may be presented for registration of transfer or for exchange ("Registrar") and the Company shall maintain a common office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The Company may have one or more coregistrars and one or more additional paying agents.
The term "Paying Agent" includes any additional paying agent. The term "Registrar" includes any coregistrar.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or coregistrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent, Registrar, coregistrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.


         SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.

  If the Company or a domestically incorporated Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section, the Paying Agent (other than the Company) shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least five Business Days before each interest payment date but not less frequently than semiannually and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of such Security for registration of transfer. When a Security is presented to the Registrar or a coregistrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section
8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a coregistrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or coregistrars request; provided that any such Security executed and authenticated after the effective date of any Shelf Registration Statement (as defined in the Registration Rights Agreement) relating to a transfer of the Securities pursuant to such Shelf Registration Statement shall not bear the legend appearing on the "Form of Face of Security" in Exhibit A. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Paying Agent, the Registrar or any coregistrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, and none of the

Company, the Paying Agent, the Registrar or any coregistrar shall be affected by notice to the contrary.

         Upon receipt by the Company, in accordance with the terms of the Registration Rights Agreement, of Securities from a Securityholder to be exchanged pursuant to the Registration Rights Agreement, the Company shall deliver such Securities to the Trustee for cancellation and shall issue, and the Trustee shall authenticate and mail to such Securityholder, securities that are identical to such Securities in all respects ("Exchange Securities") except that the Exchange Securities (i) shall not bear the legend appearing on the "Form of Face of Security" in Exhibit A and (ii) shall not contain the second paragraph of Section 1 of the "Form of Reverse Side of Security" in Exhibit A. All Exchange Securities issued pursuant to this paragraph shall upon their issuance become "Securities" for purposes of this Indenture.


         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any coregistrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.


         SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

         If a security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds (or if the Company or a Subsidiary is the Paying Agent, segregates and holds in trust), in accordance with this Indenture, on a redemption date or maturity date in immediately available funds money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.


         SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.


         SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record-retention requirements of the Exchange Act) all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.


         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                                  ARTICLE III

                                   Redemption


         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section, together with an Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions contained herein, at least 60 days before the redemption date. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.


         SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Securities not previously called for redemption.
The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed as selected by the Trustee in accordance with Section 3.02;

                 (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                 (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses
(1) through (3) and (7).


         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.


         SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a domestically incorporated Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.


         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   Covenants


         SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

         The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.


         SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide Securityholders within 15 days after it files them with the SEC copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any Subsidiary is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Section 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA
Section  314(a).


         SECTION 4.03. Limitation on Secured Debt. The Company shall not, and shall not permit any Subsidiary to, issue, directly or indirectly, any Secured Debt unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien. The preceding sentence shall not require the Company and its Subsidiaries to equally and ratably secure the Securities upon the issuance of the following Secured Debt:

                 (1) Debt of the Company permitted under Section 4.05(b)(1) and Debt of a Subsidiary permitted under Section 4.07(1); provided, however, that any such Debt shall not be secured by any property or assets of the Company or any Subsidiary other than inventories or receivables;

                 (2) Debt of the Company permitted under Section 4.05(a) or 4.05(b)(5) that is incurred to finance the acquisition of property or assets acquired by the Company and its Subsidiaries after the date of this Indenture (including any improvements, alterations or repairs to existing property); provided, however, that (i) such Debt shall be incurred and the Lien securing such Debt shall be created not later than one year following such acquisition and (ii) such Debt shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located;

                 (3) Debt of the Company permitted under Section 4.05(a) that is secured by property or assets of a person if such Debt

         (i) was existing at the time the obligor thereon was merged or consolidated with the Company or at the time of sale, lease or other disposition of the properties of such obligor as an entirety (or substantially as an entirety) to the Company or (ii) was issued in exchange for or the proceeds of which were used to refund or refinance Debt referred to in clause (i) above or this clause (ii); provided, however, that (A) the principal amount of such Debt so issued does not exceed the Scheduled Principal Amount of the Debt so exchanged, refunded or refinanced and (B) such Debt so issued (I) shall mature after the Stated Maturity of the Debt so exchanged, refunded or refinanced and (II) shall have an Average Life greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced; provided further, however, that such Debt shall not be secured by any property or assets of the Company or any Subsidiary other than (x) in the case of Debt referred to in clause (i), the property subject thereto at the time such obligor or properties were acquired and (y) in the case of Debt referred to in clause (ii), the property subject to the Debt being exchanged, refunded or refinanced;

                 (4) (i) Debt of a Subsidiary permitted under Section 4.07(3)(i), provided, however, that (A) the Debt refunded or refinanced thereby was Secured Debt and (B) the Debt so permitted shall not be secured by any property or assets of the Company or any Subsidiary other than the property subject to such Secured Debt being refunded or refinanced and (ii) Debt of a Subsidiary permitted under
         Section 4.07(3)(ii), provided, however, that the Debt so permitted shall not be secured by any property or assets of the Company or any Subsidiary other than the property that was, or would have been, subject to any Debt incurred, or that could have been incurred, pursuant to the commitments available to such Subsidiary under revolving credit facilities on the date such Subsidiary was acquired by the Company;

                 (5) Non-Recourse Debt of a Non-Recourse Subsidiary permitted under Section 4.07(4) which is secured solely by assets of the issuer thereof or the assets of other Non-Recourse Subsidiaries; and

                 (6) Debt (other than Debt described in clauses (1) through (5) of this Section) in an aggregate amount at any one time outstanding not to exceed 5% of Consolidated Tangible Assets of the Company as of the end of the most recent fiscal quarter of the Company ending not less than 45 days from the date of determination.


         SECTION 4.04. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any real or tangible personal property (except for leases for a term of not more than three years or between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person in contemplation of such leasing, unless (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Debt in an amount equal to the Attributable Debt with respect to such arrangement without equally and ratably securing the Securities pursuant to Section 4.03 or
(ii) the net proceeds from such sale or transfer are at least equal to the fair value (as determined by the Board of Directors) of such property and the Company or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds from such sale or transfer to purchase, redeem or otherwise acquire or retire the Senior Notes Due 1997, the Variable Notes Due 1997 or the Securities within 60 days of the effective date of any such sale or transfer.


         SECTION 4.05. Limitation on Debt. (a) The Company shall not issue, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio for the four consecutive fiscal quarters immediately preceding the issuance of such Debt (as shown by a pro forma income statement of the Company for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Debt after giving effect to (i) the issuance of such Debt and (if applicable) the application of the net proceeds thereof to refinance other Debt as if such Debt was issued and the application of such proceeds occurred at the beginning of the period, (ii) the issuance and retirement of any other Debt since the last day of the most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Company since the first day of the period, including any acquisition which will be consummated contemporaneously with the issuance of such Debt, as if such acquisition occurred at the beginning of the period) exceeds 2.0.

                 (b) Notwithstanding Section 4.05(a), the Company may issue the following Debt:

                 (1) Debt issued pursuant to the Credit Agreement in an aggregate amount outstanding at any one time not to exceed the greater of (a) $50 000,000 less the aggregate principal amount of Debt then outstanding incurred by a Subsidiary pursuant to Section 4.07(1) and
         (b) the sum of 80% of Eligible Receivables and 50% of Eligible Inventory as of the month-end prior to the date of such issuance;

                 (2) Debt evidenced by the Securities and Debt issued in exchange for or the proceeds of which are used to refund or refinance Debt permitted by this clause (2); provided, however, that (i) the principal amount of such Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) such Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

                 (3) Debt (other than Debt described in clauses (1) and (2) of this Section) outstanding on the date of this Indenture and Debt issued in exchange for or the proceeds of which are used to refund or refinance Debt permitted by this clause (3); provided, however, that (i) the principal amount of such Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) such Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

                 (4) Debt owed to and held by a Wholly Owned Subsidiary or a Guarantor; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) any transfer of such Debt, in each case, shall be deemed for the purposes of this Section to constitute the issuance of such Debt by the Company;

                 (5) (i) Debt issued to finance up to 80% of the purchase price of any assets acquired by the Company and its Subsidiaries (other than from an Affiliate) after the date of this Indenture if all the purchase price for such assets is or should be included in "addition to property, plant or equipment" in accordance with generally accepted accounting principles and the acquisition of such assets is not part of any acquisition of a business unit; provided, however, that (A) to the extent that the aggregate principal amount of all Debt previously incurred under this Section 4.05(b)(5)(i) exceeds $15 million, such Debt shall be issued within one year of such acquisition of such assets and (B) at the time of the issuance of such Debt, the aggregate amount of such Debt and all Debt previously incurred under this Section 4.05(b)(5)(i) would not exceed the greater of (x) $35,000,000 and (y) 15% of Consolidated Tangible Assets of the Company as of the end of the most recent fiscal quarter of the Company ending not less than 45 days from the date of determination and (ii) Debt which is exchanged for, or the proceeds of which are used to refinance or pay at maturity (including any mandatory sinking fund payment), any Debt issued pursuant to (i) above or this clause (ii), in an aggregate principal amount not to exceed the Scheduled Principal Amount of the Debt so exchanged, refinanced or paid; provided, however, that such Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refinanced or paid and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refinanced or paid;

                 (6) Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt incurred pursuant to Section 4.05(a) and any Debt permitted by this clause (6); provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) the Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced and (C) shall not be issued prior to one year prior to the Stated Maturity of the Debt so exchanged or refinanced unless the Debt so issued has an effective interest cost to the Company that is less than the effective interest cost of the Debt so exchanged, refunded or refinanced; and

                 (7) Debt (other than Debt described in clauses (1) through (6) of this Section) in an aggregate amount at any one time outstanding not to exceed 10% of the Consolidated Tangible Assets of the Company as of the end of the most recent fiscal quarter of the Company ending not less than 45 days from the date of determination.

                 (c) Notwithstanding the foregoing provisions of this Section, the Company shall not issue any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire or refinance any Subordinated Obligations unless such Debt (A) shall be subordinated to the Securities on terms at least as favorable to the Securityholders as the Subordinated Obligations repaid, prepaid, redeemed, defeased, retired or refinanced, (B) shall have a Stated Maturity later than the Stated Maturity of the Subordinated Obligations repaid, prepaid, redeemed, defeased, retired or refinanced and (C) shall have an Average Life greater than the remaining Average Life of the Subordinated Obligations repaid, prepaid, redeemed, defeased, retired or refinanced.


         SECTION 4.06. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on its Capital Stock or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary (and, if a Subsidiary has minority stockholders, pro rata to such stockholders)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the acquisition of Subordinated
Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any loan or advance (other than a Permitted Investment), acquire any Capital Stock, equity interest, obligation or other security of, or make any capital contribution to, or otherwise invest in, any person (other than the Company or a Subsidiary or a person which will become a Subsidiary as a result of any such acquisition of Capital Stock or other interests) (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, loan, advance, contribution or other investment being hereinafter referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted
Payment:

                 (1) a Default shall have occurred and be continuing (or would result therefrom);

                 (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the date of this Indenture would exceed the sum of:

                          (A)     an amount equal to (I) 50% of the
                 Consolidated Net Income accrued during the period (treated as one accounting period) from March 31, 1992, to the earlier of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment or March 31, 1993 (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period; plus (II) 75% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1993, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                          (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than to a Subsidiary or an employee stock ownership plan) subsequent to the date of this Indenture;

                          (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock to an employee stock ownership plan subsequent to the date of this Indenture, but only to the extent that any such proceeds are equal to any decrease in the Company's unearned employee stock ownership plan compensation equity contra-account resulting from principal repayments made by such employee stock ownership plan with respect to indebtedness incurred by it to finance the purchase of such Capital Stock, as and when such principal payments are made; and

                          (D) the amount by which indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date of this Indenture, of any Debt of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); or

                 (3) if such Restricted Payment is a Restricted Payment of the type referred to in Section 4.06(a)(i), the Consolidated Adjusted EBITDA Coverage Ratio for the four consecutive fiscal quarters immediately preceding the making of such Restricted Payment (as shown by a pro forma income statement of the Company for the four most recent fiscal quarters ending at least 30 days prior to the making of such Restricted Payment after giving effect to (i) the issuance and retirement of any Debt since the last day of the most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the period and (ii) the acquisition of any company or business acquired by the Company since the first day of the period as if such acquisition occurred at the beginning of the period) is less than 2.00.

                 (b)      The provisions of Section 4.06(a) shall not prohibit:

                 (i) any purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company and any purchase or redemption of Capital Stock of a Subsidiary made by exchange for, or out of the substantially concurrent sale of, Capital Stock of the Company or a Subsidiary; provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses (2)(B) and (2)(C) above;

                (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company; provided, however, that such Debt (A) shall be subordinated to the Securities to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) shall have a Stated Maturity later than the Stated Maturity of the Subordinated Obligations so exchanged, purchased or redeemed and (C) shall have an Average Life greater than the remaining Average Life of the Subordinated Obligations so exchanged, purchased or redeemed; provided further, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

               (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                (iv) any purchase or redemption of Subordinated obligations from Net Available Cash to the extent permitted by Section 4.09; provided, however that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                 (v) the repurchase of Capital Stock from officers and employees (or their estates) of the Company or the Subsidiaries upon death, disability or termination of employment of such officers and employees; provided, however, that the aggregate amount of all such repurchases in any fiscal year shall not exceed $4,000,000; provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

                (vi) the payment of a management fee to Carlisle Capital Corporation or any Affiliate in an amount not to exceed 1.0% of sales per year; provided, however, that such payment shall be excluded from the calculation of the amount of Restricted Payments; or

               (vii) dividends in an aggregate amount of $10,000,000; provided, however, that such dividends shall be excluded from the calculation of the amount of Restricted Payments.


         SECTION 4.07. Limitation on Subsidiary Debt and Preferred Stock. The Company shall not permit any Subsidiary to issue, directly or indirectly, any Debt or Preferred Stock except the Debt and Preferred Stock set forth below:

                 (1) Debt issued pursuant to the Credit Agreement in an aggregate amount outstanding at any one time not to exceed the greater of (a) $50,000,000 less the aggregate principal amount of Debt then outstanding incurred by the Company pursuant to Section 4.05(b)(1) and
         (b) the sum of 80% of Eligible Receivables and 50% of Eligible Inventory as of the month-end prior to the date of such issuance;

                 (2) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary or a Guarantor; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) any transfer of such Debt or Preferred Stock other than to the Company or a Wholly Owned Subsidiary or a Guarantor shall be deemed for the purposes of this Section to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

                 (3) (i) Debt issued in exchange for or the proceeds of which are used to refund or refinance Debt (other than Debt issued pursuant to a revolving credit facility) or Preferred Stock of a Subsidiary (A) issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company), (B) outstanding on the date of this Indenture or (C) permitted by this clause (3); provided, however, that
         (I) the principal amount of such Debt so issued shall not exceed the Scheduled Principal Amount of the Debt or Preferred Stock so exchanged, refunded or refinanced and (II) the Debt so issued shall have a Stated Maturity later than the Stated Maturity of the Debt or final redemption date (if any) of the Preferred Stock so exchanged, refunded or refinanced, and (ii) Debt of a Subsidiary issued pursuant to a revolving credit facility; provided, however, that the aggregate principal amount of all Debt of such Subsidiary permitted by, or permitted to be exchanged, refunded or refinanced by, this Section 4.07(3) that is outstanding at any one time under revolving credit facilities may not exceed the aggregate available commitments (whether drawn or undrawn) available to such Subsidiary (individually or jointly) under revolving credit facilities (but without duplication of such commitments to the extent such commitments were also available to another Subsidiary) on the date such Subsidiary was acquired by the Company;

                 (4) Non-Recourse Debt of a Non-Recourse Subsidiary issued after the date of this Indenture; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section to constitute the issuance of such Debt by the issuer thereof;

                 (5) Debt issued with respect to obligations that are tax-exempt pursuant to Section 103 of the Code and that are issued in connection with pollution control or other facilities of such Subsidiary;

                 (6)      guarantees of Debt of the Company (other than Secured
         Debt) permitted under Section 4.05(a) or Section 4.05(b)(2), (3), (5),
         (6), or (7); provided, however, that such guarantees shall rank pari passu in all respects with, or be subordinated in right of payment to, the guarantees that are required by Section 4.11 to be issued prior to the issuance of such guarantees; and

                 (7) Debt in an aggregate principal amount or Preferred Stock having an aggregate liquidation value which, together with all other Debt and Preferred Stock of Subsidiaries then outstanding other than Debt or Preferred Stock permitted under clauses (1) through (6) above, does not exceed 5% of Consolidated Net Tangible Assets of the Company as of the end of the most recent fiscal quarter of the Company ending not less than 45 days from the date of determination.


         SECTION 4.08. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                 (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture;

                 (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company, but not including Debt to the extent issued to provide funds to (i) pay transaction fees, expenses, and other similar miscellaneous costs resulting from, or incurred in connection with, the acquisition of such Subsidiary, (ii) make payments to acquire options to purchase equity securities of American Western

         Corporation and (iii) make the required payments under the "best price" provisions of the securities purchase agreement dated March 31, 1989, pursuant to which the American Western Corporation Employee Stock Ownership Trust acquired certain shares of American Western Corporation's equity securities) and outstanding on such date;

                 (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (1) or (2) of this Section; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement are, in the good faith judgment of the Board of Directors, no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

                 (4) any encumbrance or restriction relating to a Special Non-Recourse Subsidiary;

                 (5) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; and

                 (6) in the case of clause (iii) above, restrictions contained in security agreements securing Debt permitted by Section
         4.03 to the extent such restrictions restrict the transfer of the property subject to such security agreements.


         SECTION 4.09. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition (which, in the case of any Asset Disposition involving shares or assets having a fair market value of more than $5,000,000, must be determined in good faith by the Board of Directors), (ii) if the fair market value (determined as aforesaid) of the shares or assets subject to such Asset Disposition exceeds $10,000,000, an amount in cash or Cash Equivalents is received from such Asset Disposition (upon consummation thereof) equivalent to at least 75% of such fair market value and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary as the case may be) (A) first, to the extent the Company elects, to prepay, repay or purchase Debt incurred under any then existing senior bank term loan agreement of the Company or Debt of a Wholly Owned Subsidiary (in each case other than Debt owed to the Company or a Subsidiary) within 90 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any such prepayment, repayment or purchase, the Company shall cause the related loan commitment (if any) to be permanently reduced (and not subsequently recreated, whether with the same bank or otherwise) in an amount equal to the principal amount so prepaid, repaid or purchased; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to (1) make open market purchases of the Senior Notes Due 1997 or (2) the acquisition by the Company or any Subsidiary of Tangible Property or a majority interest in another corporation; provided, however, that after giving effect thereto, the Consolidated EBITDA Coverage Ratio for the four consecutive fiscal quarters immediately preceding such acquisition (as shown by a pro forma income statement of the Company for the four most recent fiscal quarters ending at least 30 days prior to such acquisition after giving effect to (i) such acquisition as if such acquisition occurred at the beginning of the period,
(ii) the issuance and retirement of any Debt since the last day of the most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the period, including the issuance of Debt in connection with such acquisition and (if applicable) the application of the net proceeds thereof to refinance other Debt and (iii) the acquisition of any other company or business acquired by the Company since the first day of the period as if such acquisition occurred at the beginning of the period) exceeds 2.0, in each case within 6 months from the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase the Senior Notes Due 1997 pursuant to and subject to the conditions contained in Section 4.09(b) of the Senior Note Indenture; (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to the extent the Company elects, to make open market purchases of the Variable Notes Due 1997; (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to make an offer to purchase Variable Notes Due 1997 pursuant to and subject to the conditions contained in
Section 4.09 of the Variable Notes Due 1997 Indenture; (F) sixth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C), (D) and (E), to the extent the Company elects, to make open market purchases of the Securities; (G) seventh, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A), (B), (C), (D), (E) and (F), to make an offer to purchase Securities pursuant to and subject to the condition of Section 4.09(b) and (H) eighth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C), (D), (E), (F) and (G), to (x) the acquisition by the Company or any Wholly Owned Subsidiary of Tangible Property or (y) the prepayment, repayment or purchase of Debt of the Company (including Securities) or any Subsidiary, in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in
Section 4.09(b) is consummated.

         (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.09(a)(iii)(G), the Company will be required to purchase Securities tendered pursuant to a tender offer by the Company for the Securities (an "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.09(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.09(a)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor is less than $10,000,000 for any particular Asset Disposition (which lesser amounts need not be carried forward for purposes of determining whether an Offer is required with respect to the Net Cash Proceeds of any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within 90 days, after each Asset Disposition as to which the Company must make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), or if the Company is not required to file such reports, information similar to that required by such reports, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.09(a). On the Purchase Date the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section; provided, however, that such funds may be invested in Permitted Investments with maturities not to exceed the time at which such funds will be needed under this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company.
The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

         (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (which such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.


         SECTION 4.10. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of related transactions in an aggregate amount greater than $100,000 per transaction or related transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with any Affiliate of any such owner or of the Company (other than a (i) a Wholly Owned Subsidiary or a Guarantor, (ii) a Subsidiary at least 51% of the Capital Stock of which is owned by the Company or one or more Wholly Owned Subsidiaries so long as no portion of the minority interest in such Subsidiary is owned by any Affiliate (other than the Company or another Wholly Owned Subsidiary) of either the Company or any Wholly Owned Subsidiary or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or any Affiliate of such owner or (iii) an employee stock ownership plan for the benefit of the Company's or any Subsidiary's employees) unless (x) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third person and (y) the Board of Directors has, by resolution, determined that such business or transaction or series of transactions meets the criterion set forth in (x)(B) above. This Section will not prohibit (i) the payment of a management fee by the Company to Carlisle Capital Corporation or any Affiliate in an amount not to exceed 2.0% of sales per year; provided, however, that the Company and Carlisle Capital Corporation or such Affiliate shall have executed and delivered to the Trustee a management fee subordination agreement in the form attached hereto as Exhibit B or (ii) transactions between the Company or any Subsidiary and Prudential Securities Incorporated, The First Boston Corporation or Citicorp Securities Markets, Inc.


         SECTION 4.11. Guarantees. The Company shall cause each Subsidiary that guarantees Debt of the Company (other than Secured Debt) permitted under
Section 4.05(a) or Section 4.05(b)(2), (3), (5), (6) or (7) to execute and deliver to the Trustee, prior to or concurrently with the issuance of such guarantee, an indenture supplemental hereto, in form satisfactory to the Trustee, pursuant to which such Subsidiary unconditionally guarantees the Securities; provided, however, that such guarantee of Debt of the Company shall rank pari passu in all respects with, or be subordinated in right of payment to, such guarantee of the securities; provided further, however, that such Subsidiary shall not be required to issue such guarantee of the Securities if such Subsidiary has previously guaranteed the Securities and such previous guarantee (i) satisfies the requirements of this Section 4.11 with respect to such guarantee of Debt of the Company and (ii) is in full force and effect.


         SECTION 4.12. Change of Control and Fundamental Change. (a) Upon a Change of Control or Fundamental Change, each Holder of the

Securities shall have the right to require that the Company repurchase such Holder's securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the terms contemplated in paragraph (b) below.

         (b) Within 30 days following any Change of Control or Fundamental Change, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control or Fundamental Change, as the case may be, has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

                 (2) the circumstance and relevant facts regarding such Change of Control or Fundamental Change (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control or Fundamental Change);

                 (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

         (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

         (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) Prior to mailing notice of such Change of Control or Fundamental Change to the Holders of the Securities, the Company will (1) obtain the requisite consents under the Credit Agreement

(and any other applicable instrument governing Debt of the Company that would restrict the repurchase of the Securities) to permit the repurchase of the Securities or (2) repay all Debt under the Credit Agreement (and any other applicable instrument governing Debt of the Company that would restrict the repurchase of the Securities) in full.


         SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do know of such Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

         Promptly after an Officer of the Company obtains knowledge of a Default, the Company will deliver to the Trustee an Officers' Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.


         SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company


         SECTION 5.01. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

                 (i) the resulting, surviving or transferee person (if not the Company) shall be organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia and such entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary as having been incurred by such person or such

         Subsidiary at the time of such transaction), no Default shall have happened and be continuing;

               (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person could issue an additional $1.00 of Debt pursuant to Section 4.05(a);

                (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

                 (v) the Company shall have delivered to the Trustee an officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.



                                   ARTICLE VI

                             Defaults and Remedies


         SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

                 (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, including any failure by the Company to redeem or repurchase any of the Securities when required pursuant to
         Section 4.12 or paragraph 7 of the Securities;

                 (3)      the Company fails to comply with Article V;

                 (4) the Company fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to repurchase Securities when required pursuant to Section 4.12) and such failure continues for 30 days after the notice specified below;

                 (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                 (6) Debt of the Company or any Significant Subsidiary is accelerated by the holders thereof because of a default, the total amount of such Debt accelerated exceeds $2,000,000 and such acceleration is not annulled within 10 days after notice; or any payment (including any payment of principal or interest) on Debt of the Company or any Significant Subsidiary is not made when due (without regard to any applicable grace period), the total amount of such Debt exceeds $2,000,000 and such payment default is not cured within 10 days after the notice specified below;

                 (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case;

                          (B) consents to the entry of an order for relief against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its creditors;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days; or

                 (9) one or more judgments or decrees for the payment of money in excess of $2,000,000 shall be rendered against the Company or any Significant Subsidiary and shall not be fully bonded and/or covered by insurance, there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (or such shorter period ending one day prior to the date on which the judgment creditor could attach assets of the Company or such Subsidiary) and such default continues for 10 days after the notice specified below.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4), (5), (6) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6), or (9), its status and what action the Company is taking or proposes to take with respect thereto.


         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.


         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Security or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.


         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.


         SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of security or indemnity; and

                 (5) the Holders of a majority of principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                          FIRST: to the Trustee for amounts due under Section
                 7.07;

                          SECOND: to Securityholders for amounts due and unpaid
                 on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                          THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                    Trustee

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or coregistrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Trust

Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to February 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of January 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees to notify a Trust Officer whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

         The Company's obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

                          (1)     the Trustee fails to comply with Section 7.10;

                          (2) the Trustee is adjudged a bankrupt or insol-vent;

                          (3) a receiver or other public officer takes charge of the Trustee or its property; or

                          (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

         SECTION 8.01. Discharge of Liability on Securities. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the
operation of Sections 6.01(4), 6.01(6) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6) or 6.01(9).

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) occurs which is continuing at the end of the period;

                          (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                          (5) the deposit does not constitute a default under any other agreement binding on the Company;

                          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Company Act of 1940;

                          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.


         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                          (1) to cure any ambiguity, omission, defect or inconsistency;

                          (2)     to comply with Article V;

                          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in
                 Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

                          (4) to add guarantees with respect to the Securities;

                          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                          (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                          (7) to make any change that does not adversely affect the rights of any Securityholder.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                          (1) reduce the amount of Securities whose Holders must consent to an amendment;

                          (2) reduce the rate of or extend the time for payment of interest on any Security;

                          (3) reduce the principal of or extend the fixed maturity of any Security;

                          (4)     reduce the premium payable upon the
                 redemption of any Security or change the time at which any Security may or shall be redeemed;

                          (5) make any Security payable in money other than that stated in the Security;

                          (6)     make any change in Section 4.12; or

                          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE X

                                 Miscellaneous

         SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                          if to the Company or Poly-Tech:

                          Carlisle Plastics, Inc.
                          1314 North Third Street
                          Phoenix, AZ  85004

                          Attention of:  Chief Financial Officer

                          if to the Trustee:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, NY 10036

                          Attention of:  Corporate Trust Division

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 10.06. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Guarantor or any Affiliate of the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 10.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 10.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                                   ARTICLE XI

                                   Guarantee

         SECTION 11.01. Guarantee. Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the due and punctual payment of principal of and premium and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound upon this Article notwithstanding any extension or renewal of any Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations, and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations or (f)

(except as provided in Section 11.02) any change in the ownership of any Guarantor.

         Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, and recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or premium or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby, jointly and severally, promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of and premium on such Obligations, (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any Obligations guaranteed hereby until payment in full of all Obligations and that it will never have any claim or right against the Company by way of subrogation or otherwise that would constitute it a "creditor" of the Company for purposes of any Bankruptcy Law during the period of one year prior to filing a petition under any Bankruptcy Law by or against the Company. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for purposes of this Section.

         Each Guarantor also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in, and any amounts payable to the Trustee pursuant to
Section 7.07 in connection with, enforcing any rights under this Section.

         SECTION 11.02. Release Following Sale of Assets. Concurrently with any sale or other disposition (other than to the Company or any Affiliate of the Company) by way of merger, consolidation or otherwise of all or substantially all the assets of a Guarantor or all the Capital Stock of a Guarantor permitted by and in accordance with the terms of this Indenture, such Guarantor (in the event of such a sale or other disposition of all the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of such a sale or other disposition, by way of a merger, consolidation or otherwise, of all or substantially all the assets of such Guarantor) shall be released and relieved of its Guarantee Obligations. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor from its Guarantee Obligations.

         SECTION 11.03. Successors and Assigns. Except as provided in Section 11.02, this Article shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignees, all subject to the terms and conditions of this Indenture.

         SECTION 11.04. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies and benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         SECTION 11.05. Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.06. Contribution. To the extent any Guarantor makes any payment under Section 11.01 or a Guarantee Agreement which, when added to all preceding payments made by such Guarantor under Section 11.01 or a Guarantee Agreement, would result in the aggregate payments under Section 11.01 or a Guarantee Agreement by such Guarantor exceeding its Percentage (as defined below) of all payments then or theretofore made by all Guarantors under Section
11.01 and Guarantee Agreements, such Guarantor shall have a right of contribution against each other Guarantor whose aggregate payments under
Section 11.01 or a Guarantee Agreement at any time of determination are less than its Percentage of all payments made by all Guarantors under Section 11.01 and Guarantee Agreements, in an amount such that after giving effect to any such contribution rights each Guarantor will have paid only its Percentage of all payments made under Section 11.01 and Guarantee Agreements by all Guarantors. As used in this Section, a Guarantor's "Percentage" shall mean the percentage obtained by dividing (i) the amount by which the present fair saleable value of the assets of such Guarantor on the date hereof exceeds its liabilities (without giving effect to this Article or any Guarantee Agreement) (such excess for each Guarantor defined as its "Guarantor Net Worth") by (ii) the sum of the Guarantor Net Worth of all Guarantors; provided, however, that upon the release of any Guarantor pursuant to Section 11.02, the Percentage of each remaining Guarantor shall be adjusted to give effect to such release.
Each Guarantor agrees that this right to contribution from any other Guarantor is subordinated in right of payment to all Senior

Guarantor Debt of such other Guarantor and that such subordination is for the benefits of the holders of Senior Guarantor Debt.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Dated:                              CARLISLE PLASTICS, INC.
        --------------------------



                                    by  /s/   Patrick J. O'Leary
                                      ------------------------------------
                                      Title:  Chief Financial Officer

ATTEST:



- ----------------------------------
Title:


                                    POLY-TECH, INC., as a Guarantor


                                    by  /s/   Patrick J. O'Leary
                                      -----------------------------------------
                                      Title:  Chief Financial Officer

ATTEST:



- ----------------------------------
Title:


                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Trustee,


                                    by  /s/   Patricia Stermer
                                      -----------------------------------------
                                      Title:  Assistant Vice President

ATTEST:


  /s/   John Guiliano
- ----------------------------------
Title:  Vice President

        THIS SECURITY (INCLUDING THE RELATED GUARANTEE) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IF AVAILABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. EACH HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

                          [FORM OF FACE OF SECURITY]
No.                                                                   $
10-1/4% Senior Notes Due 1997

                 CARLISLE PLASTICS, INC., a Delaware corporation, promises to pay to __________________, or registered assigns, the principal sum of ___________________ Dollars on June 15, 1997.

               Interest Payment Dates:  June 15 and December 15.

               Record Dates:  June 1 and December 1.

               Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                               CARLISLE PLASTICS, INC.,

                               by
                                 ---------------------------------------------
                                        Chairman and Chief
                                        Executive Officer



                               -----------------------------------------------
                                        Chief Financial Officer
                                        and Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

United States Trust Company of New York, as Trustee, certifies that this is one of the Securities referred to in the Indenture by
          ----------------------------------
                 Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                         10-1/4% Senior Notes Due 1997

1.       Interest

         Carlisle Plastics, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 10, 1994. Interest will be computed on the basis of a 360-day year of 12 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         If and to the extent required pursuant to Section 2(e) of the Registration Rights Agreement, the Company will pay liquidated damages to the Holder of this Security in the form of one or more Interest Rate Increases (as defined in the Registration Rights Agreement), upon the occurrence of a Registration Default (as defined in the Registration Rights Agreement).

2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

         Initially, United States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of November 10, 1994 ("Indenture"), among the Company, Poly-Tech Inc., a Minnesota corporation ("Poly-Tech"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa- 77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings specified in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $15,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture).

         The Indenture imposes certain limitations on the issuance of secured debt of the Company and the Subsidiaries, sale and leaseback transactions involving the Company or the Subsidiaries, the issuance of debt by the Company, the issuance of debt and preferred stock by the Subsidiaries, the payment of dividends and certain other distributions by the Company and the Subsidiaries, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, investments in Non-Recourse Subsidiaries and investments in persons that are not Subsidiaries. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict dividends from Subsidiaries and certain other payments to the Company and provides for the guarantee of the Securities by Subsidiaries and the release thereof all under circumstances set forth in the Indenture.

         The payment of principal, premium, if any, and interest on the Securities has been guaranteed by Poly-Tech on the terms and subject to the limitations contained in the Indenture. Such guarantees are general unsecured obligations of Poly-Tech.

5.       Optional Redemption

         The Securities may not be redeemed prior to June 15, 1995. On and after that date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices


(expressed in percentages of principal amount) plus accrued interest to the redemption date:

                                                                       Optional
                                                                      Redemption
                            Period                                    Percentage

From June 15, 1995 through June 14, 1996                                102.56%
From June 15, 1996 and thereafter                                       100.00%

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date, on and after such date interest ceases to accrue on such Securities (or portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control or a Fundamental Change, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment date.

9.       Persons Deemed Owners

         The registered holder of this Security may be treated as the owner of it for all purposes.





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

10.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.

12.     Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to add to the covenants of the Company for the benefit of Securityholders or to surrender any right or power conferred upon the Company, to comply with any SEC requirements in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the right of any Securityholder.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 hereof, upon declaration or otherwise, including any failure to repurchase any of the Securities when required pursuant to paragraph 7 hereof; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or certain Subsidiaries if the amount accelerated (or so unpaid) exceeds $2,000,000 and continues for 10 days after the required





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

notice to the Company; (v) certain events of bankruptcy or insolvency of the Company or certain Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $2,000,000 that are not discharged, waived or stayed within 10 days after notice. Certain defaults under (iii), (iv) and
(vi) are not Events of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the default and the Company does not cure the default within the specified time. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the Securityholders' interest.

         14.     Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         15.     No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         16.     Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this security.

         17.     Abbreviations

         Customary abbreviations may be used in the name of a securityholder or an assignee, such as TEN COM (=tenants in common) TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         18.     CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          Carlisle Plastics, Inc.
                          1314 North Third Street
                          Phoenix, AZ  85004

                          Attention of:  Chief Financial Officer






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

                               ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



________________________________________________________________________________


Date:  ___________________        Your Signature: ______________________________


________________________________________________________________________________


Sign exactly as your name appears on the other side of this Security.





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




                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 of the Indenture, check the box:

                                      [ ]


         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount and check the box: $ ____________

                                      [ ]


         If you want to elect to have this Security repurchased by the Company pursuant to Section 4.12 of the Indenture, check the box:

                                      [ ]


         If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.12 of the Indenture, state the amount and check the box: $____________

                                      [ ]


Date:                          Your Signature:
     ------------                             --------------------------------
                               (sign exactly as your name appears on the other
                                side of the Security)


Signature Guarantee:           -----------------------------------------------
                               (Signature must be guaranteed by a member firm
                                of the New York Stock Exchange or a commercial bank or trust company)






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

                                   EXHIBIT B





         SUBORDINATION AGREEMENT dated as of _______________________, between CARLISLE PLASTICS, INC., a Delaware corporation ("Plastics"), and
________________________, a ___________________corporation (the "Company").


         Plastics and United States Trust Company of New York, a New York banking corporation, (the "Trustee"), have entered into an indenture dated as of November 10, 1994 (the "Indenture") relating to Plastics' 10-1/4% Senior Notes Due 1997 (the "Securities"). Capitalized terms used herein and not defined shall have the meanings assigned in the Indenture. Section 4.10 of the Indenture, which prohibits certain transactions with Affiliates, does not prohibit the payment of management fees to Affiliates of Plastics in an amount not to exceed 2.0% of sales per year so long as such fees are subordinated to the Securities on the terms described therein. The Company is an Affiliate of Plastics and wishes to provide for such subordination.


         NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:


         SECTION 1. Agreement To Subordinate. The Company and Plastics agree that any obligation of Plastics to pay any management fee to the Company, whether now existing or hereafter created, any accrued and unpaid management fees and all other claims or interests in respect thereof (collectively, the "Subordinated Obligations") are subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment of any and all amounts payable under or in respect of the Indenture and the Securities, including principal, premium (if any), interest and all other amounts payable thereunder or in respect thereof and that the subordination is for the benefit of the holders of the Securities.


         SECTION 2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of Plastics to creditors in a total or partial liquidation or a total or partial dissolution of Plastics or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Plastics or its property:

                          (1) holders of the Securities shall be entitled to receive payment in full of the Securities before the holders of the Subordinated Obligations shall be entitled to receive any payment of principal of, premium (if any) or interest on the Subordinated Obligations; and

                          (2) until the Securities are paid in full, any distribution to which the holders of the Subordinated obligations would be entitled but for this Agreement shall be made to holders of the Securities as their interests may appear, except that the holders of the Subordinated Obligations may receive equity securities or debt securities that are subordinated to the Securities to at least the same extent as the Subordinated Obligations.


         SECTION 3. Default on Securities. Plastics may not pay principal of, premium (if any) or interest on the Subordinated Obligations and may not repurchase, redeem or otherwise retire any Subordinated Obligations ("pay the Subordinated Obligations") if (i) any Securities are not paid when due or (ii) any other default on the Securities occurs and the maturity of such Securities is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Securities have been paid in full; provided, however, Plastics may pay the Subordinated Obligations without regard to the payment default with respect to such Securities if Plastics receives written notice approving such payment from the Trustee. During the continuance of a default (other than a default described in the previous sentence) with respect to any Securities pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Plastics may not pay the Subordinated Obligations for a period of 120 days from the receipt by Plastics of written notice of such default from the Trustee, specifying an election to effect such 120-day prohibition (a "Payment Notice"). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the Trustee shall have accelerated the maturity of the Securities, Plastics may resume payments on the Subordinated Obligations (including all accrued and unpaid Subordinated Obligations) after such 120-day period. No more than two Payment Notices may be given in any consecutive 360- day period, irrespective of the number of defaults with respect to the Securities during such period.


         SECTION 4. When Distribution Must Be Paid Over. If a distribution is made to the holders of the Subordinated Obligations that because of this Agreement should not have been made to them, the holders of the Subordinated Obligations who receive the distribution shall hold it in trust for holders of the Securities and pay it over to them as their interests may appear.

         SECTION 5. Subrogation. After all the Securities are paid in full and until the holders of the Subordinated Obligations are paid in full, such holders shall be subrogated to the rights of holders of the Securities to receive distributions applicable to the Securities. A distribution made under this Agreement to holders of the Securities which otherwise would have been made to the holders of the Subordinated Obligations is not, as between Plastics and the holders of the Subordinated Obligations, a payment by Plastics on the Securities.


         SECTION 6. Relative Rights. This Agreement defines the relative rights of the holders of the Subordinated Obligations and holders of the Securities. Nothing in this Agreement shall:

                          (1) impair as between Plastics and the holders of the Subordinated Obligations, the obligation of Plastics, to pay the Subordinated Obligations in accordance with their terms; or

                          (2) prevent any holder of the Subordinated Obligations from exercising its available remedies, subject to the rights of holders of the Securities to receive distributions otherwise payable to the holders of the Subordinated Obligations.


         SECTION 7. Subordination May Not Be Impaired by Plastics. No right of any holder of the Securities or the Trustee to enforce the subordination of the obligations evidenced by the Subordinated Obligations shall be impaired by any act or failure to act by Plastics or by its failure to comply with this Agreement.


         SECTION 8. Distribution or Notice to Trustee. Whenever a distribution is to be made or a notice given to holders of the Securities, the distribution may be made and the notice given to the Trustee in accordance with the terms of the Indenture.


         SECTION 9. Reliance by Holders of the Securities on Subordination Provisions. Each holder of Subordinated Obligations acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of the Securities, to acquire and continue to hold, or to continue to hold, such Securities and such holder shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Securities. The terms and provisions of this Agreement shall accrue to the benefit of, and the enforceable by, the holders of the Securities and the Trustee.

         IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the date first above written.


                             CARLISLE PLASTICS, INC.,



                             by
                                 ---------------------------------------------
                                 Name:
                                 Title:



                                 [COMPANY],



                             by
                                 ---------------------------------------------
                                 Name:
                                 Title: